EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-37229, 333-46243, 333-52601, 333-58799, 333-64069, 333-75253, 333-92023, 333-93761, 333-94815, 333-44928, 333-46738, 333-54160, 333-61948, 333-74180, 333-02672, 333-100759, 333-115572, 333-127658, 333-133933, 333-137466, 333-137467, 333-141879, 333-159032) and on Forms S-8 (Nos. 333-05705, 333-12551, 333-58801, 333-60731, 333-89631, 333-91985, 333-37624, 333-37626, 333-74050, 333-115573, 333-115574, 333-127659, 333-127665, 333-147933, 333-150698, 333-157779) of Home Properties, Inc. of our report  dated February 26, 2010 relating to the consolidated financial statements , financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

February 26, 2010